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                                                                    EXHIBIT 5.2


                      [ANDREW & KURTH LETTERHEAD]





                                August 15, 1997



Fund America Investors Corporation II
6400 S. Fiddler's Green Circle, Suite 1200B
Englewood, Colorado 80111

     Re:  Fund America Investors Corporation II
          Registration Statement on Form S-3

Dear Gentlemen:

     We have acted as counsel for Fund America Investors Corporation II, a corporation organized under the laws of the State of Delaware (the "Company"), and certain trusts, all of the beneficial ownership of which will be owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by each Issuer of its asset-backed bonds (the "Bonds"). The Bonds are to be issued pursuant to the Standard Indenture Provisions and a Terms Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The Standard Indenture Provisions and the applicable Terms Indenture, each in the form previously filed with the Securities and Exchange Commission on October 13, 1994 as an exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 33-73748) are herein referred to collectively as the "Indenture." This opinion is to be filed as Exhibit 5.2 to the Company's Registration Statement relating to the Bonds on Form S-3 (the "Registration Statement") filed as of August 15, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuers' organizational documents, the Indenture and form of Bonds included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered; that the Bonds as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Bonds for each series will be sold as described in the Registration Statement.


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Fund America Investors Corporation II
August 15, 1997
Page 2


     Based upon the foregoing, we are of the opinion that the Bonds are in due and proper form, and assuming the due authorization, execution and delivery of the Indenture for each series by the applicable Issuer and the Indenture Trustee and the due authorization of the Bonds for each series by all necessary action on the part of the applicable Issuer, when validly executed, authenticated and issued in accordance with the applicable Indenture delivered against payment therefor, the Bonds for each series will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the United States, the States of Texas and New York and the General Corporate Law of the State of Delaware, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

     We consent to the use and filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ ANDREWS & KURTH L.L.P.
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